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                                                                    EXHIBIT 10.4





                                STOCK OPTION PLAN

                                       OF

                                 PEERLOGIC, INC.

                           (a California corporation)

(Adopted by Board of Directors on February 7, 2000, and approved by shareholders on February 10, 2000, to amend, restate and supersede March 1, 1986 Stock Option Plan, as previously amended in June, 1990, September 23, 1991 and on February 18, 1993. See final page for summary of amendments subsequent to December 15, 1992 adoption of Plan).

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                                TABLE OF CONTENTS

                                                                                                PAGE
Section 1.   Purpose and Duration of the Plan.....................................................1

Section 2.   Number of Shares Subject to the Plan.................................................1

Section 3.   Persons Eligible to Receive Options..................................................1
             3.1 Incentive Stock Options (Statutory Employees Only)...............................1
             3.2 Non-Incentive Stock Options (All Service Providers)..............................2

Section 4.   Administration of the Plan, Certain Restrictions on Options..........................3
             4.1 Administration of the Plan.......................................................3
             4.2 Minimum Exercise Price...........................................................3
             4.3 Expiration of Options, Early Termination Upon Change in Status...................4
             4.4 Nontransferability of Options....................................................4
             4.5 Applicability of Plan to Previously Granted Options..............................4

Section 5.   Payment for Shares Acquired upon Exercise of an Option...............................5

Section 6.   Adjustments in Number of Shares Subject to Options...................................5

Section 7.   Effect of Corporate Reorganizations on Options.......................................5

Section 8.   Special Restrictions Which Apply Only to Incentive Stock Options.....................5
             8.1 Minimum Exercise Price of Incentive Stock Options................................6
             8.2 Nontransferability of Incentive Stock Options....................................6
             8.3 Deadline for Exercise of Incentive Stock Options.................................6
             8.4 Deadline for Grant of Incentive Stock Options....................................6
             8.5 Continuity of Employment for Incentive Stock Option Exercise.....................7
             8.6 $100,000 Limitation on Incentive Stock Options...................................7
             8.7 Restrictions on Certain Amendments Affecting Incentive Stock Options.............7
             8.8 Effective Grant Date of Certain Incentive Stock Options..........................7

Section 9.   No Right to Employment, No Rights in Shares Before Issuance..........................7

Section 10.  Amendment or Termination of the Plan.................................................8

Section 11.  Determination of Fair Market Value...................................................8

             Record of Stock Option Plan Approvals and Amendments.................................9

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                      STOCK OPTION PLAN OF PEERLOGIC, INC.

     (Adopted by Board of Directors on February 7, 2000, and approved by shareholders on February 10, 2000, to amend, restate and supersede March 1, 1986 Stock Option Plan, as previously amended in June, 1990, September 23, 1991 and on February 18, 1993. See final page for summary of amendments subsequent to December 15, 1992 adoption of Plan).

     SECTION 1. PURPOSE AND DURATION OF THE PLAN. As further described in
Section 3, options (Options) may be granted under this Stock Option Plan (the
Plan) to eligible employees, consultants and other service providers (Optionees) of PeerLogic, Inc. (the Company) or of any existing or future Related Company (as defined in the next sentence), to purchase shares of the Company's common stock (Shares). Related Companies shall mean each corporation in an unbroken chain of corporations including the Company in which, at each link of such chain, the corporation in the link above owns at least 50% of the total voting power of all classes of stock of the corporation in the link below. Where relevant under this Plan, the same test shall be applied to determine the "Related Companies" of a corporation issuing or assuming an Option in a transaction to which I.R.C. Section 424(a) applies. The Plan's purpose is to attract, retain and motivate Optionees by providing for, or increasing, their proprietary interests in the Company. The Plan authorizes the grant of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (Incentive Stock Options), and of other compensatory options which are not Incentive Stock Options (Non-Incentive Stock Options). Options may not be granted under this Plan more than 10 years after this Plan is approved by the Company's board of directors (the Board) or the Company's shareholders (whichever approval occurs first).

     SECTION 2. NUMBER OF SHARES SUBJECT TO THE PLAN. The maximum number of Shares for which Options may be exercised under the Plan is Three Million Three Hundred Thousand (3,300,000) shares of common stock, subject to adjustment under Sections 6 and 7 and reduced by the number of Shares which are (as of December 15, 1992) subject to outstanding options (but not warrants) previously granted to Company employees or consultants under any earlier version of the Company's Stock Option Plan (the Previously Granted Options). Shares subject to the unexercised portions of any expired, terminated or canceled Options or Previously Granted Options may again become subject to Options granted under this Plan. See Section 4.5 regarding the applicability of this Plan to Previously Granted Options.

     SECTION 3. PERSONS ELIGIBLE TO RECEIVE OPTIONS.

          3.1 INCENTIVE STOCK OPTIONS (STATUTORY EMPLOYEES ONLY). Only a Statutory Employee (as defined in the next sentence) is eligible to receive Incentive Stock Options under the Plan. A Statutory Employee shall mean any individual who is an "employee" of the Company or any Related Company under I.R.C. Reg. Section 31.3401(c)-l (or any successor regulation defining "employee" for federal income tax withholding purposes). I.R.C. Reg. Section 31.3401(c)-l presently provides that "generally the relationship of employer and employee exists when the person for whom services are performed has the right to control and direct the individual who performs the services, not only as to the result to be accomplished by the work but also as to the details and means by

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which that result is to be accomplished." For purposes of this Section 3.1,
Statutory Employment shall be treated as continuing intact until such Statutory Employment has been terminated by either party, with or without cause (a) notwithstanding a transfer between different Company locations or between the Company and a Related Company; and (b) while the Statutory Employee is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) if the period of such leave from Statutory Employment does not exceed 90 days, or, if longer, so long as the Statutory Employee's right to reinstatement of such Statutory Employment status is guaranteed either by statute or by contract. If the period of leave from Statutory Employment exceeds 90 days and the Statutory Employee's right of reinstatement of such Statutory Employment status is not guaranteed either by statute or by contract, then the Optionee's Statutory Employment status will be deemed to have terminated on the 91st day of such leave. Subject to any laws, regulations or orders which limit the right of the Company to suspend the vesting of Incentive Stock Options during the period of an Optionee's leave of absence from Statutory Employment, the vesting of all Incentive Stock Options held by a Statutory Employee at the beginning of any leave of absence from Statutory Employment shall be suspended during the entire period of such leave of absence if (but only if) such leave of absence exceeds 30 days, and such vesting shall resume when such leave of absence has ended and the Optionee has once again become a Statutory Employee within the meaning of this Section 3.1.

          3.2 NON-INCENTIVE STOCK OPTIONS (ALL SERVICE PROVIDERS). Non-Incentive Stock Options may be granted to any person (including but not limited to a Statutory Employee) who has performed, or is expected to perform, services for or on behalf of the Company or any Related Company (a Service Provider). For purposes of this Section 3.2, Service Provider status shall be treated as continuing intact until such Service Provider status has been terminated by either party, with or without cause (a) notwithstanding a transfer between different Company locations or between the Company and a Related Company; and (b) while the Service Provider is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) if the period of such leave from Service Provider status does not exceed 90 days, or, if longer, so long as the Service Provider's right to reinstatement of such Service Provider status is guaranteed by statute or contract, or pursuant to then-effective policies or a Board resolution of the Company or of the Related Company in question. If the period of leave from Service Provider status exceeds 90 days and the Service Provider's right of reinstatement is not so guaranteed, then the Optionee's Service Provider status will be deemed to have terminated on the 91st day of such leave. Subject to any laws, regulations or orders which limit the right of the Company to suspend the vesting of Non-Incentive Stock Options during the period of an Optionee's leave of absence from Service Provider status, the vesting of all Non-Incentive Stock Options held by a Service Provider at the beginning of any leave of absence from Service Provider status shall be suspended during the entire period of such leave of absence if (but only if) such leave of absence exceeds 30 days, and such vesting shall resume when such leave of absence has ended and the Optionee has once again become a Service Provider within the meaning of this Section 3.2.

          If the Option Agreement under which an Option is granted states that the Option is a Non-Incentive Stock Option, then such Option shall not be deemed to be an Incentive Stock Option

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under this Plan or for income tax purposes, even if the Option satisfies all criteria for "incentive stock option" status under I.R.C. Section 422.

     SECTION 4. ADMINISTRATION OF THE PLAN, CERTAIN RESTRICTIONS ON OPTIONS.

          4.1 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board, whose interpretation of the Plan or of any Option shall be final. The Board may adopt rules and procedures for carrying out this Plan, and may prescribe the form(s) of agreement (the Option Agreement) used to grant Options. Subject to the provisions of this Plan, the Board shall have full authority and discretion to select Optionees, to grant Options and to determine the number of Shares subject thereto, the exercise prices, the terms of exercise, periods of exercisability, expiration dates and all other pertinent provisions thereof. At any time, if ever, after this Plan has been qualified under the California Corporate Securities Law of 1968, as amended (the California Blue Sky Law), all Options granted under this Plan shall provide the Optionee a right to exercise the Option at the rate of at least 20% per year over five years from the Option grant date. To the extent permitted under the Internal Revenue Code and other applicable laws governing Incentive Stock Options, the Board may delegate its authority under this Section 4.1 to the Company's Chairman of the Board of Directors and/or President, or to a committee of the Board consisting of two or more directors. In no event, however, shall any person vote in any decision of the Board or such a Board committee, or exercise any authority delegated to such person under this Plan, in connection with the grant, modification or termination of any Option held by such person. The persons responsible for administering the Plan shall cause the Company periodically to deliver to holders of outstanding Options such financial and other information regarding the Company and its business, and with such frequency, as the Board may direct from time to time. At any time, if ever, after this Plan has been qualified under the California Blue Sky Law, such information shall include at least a balance sheet and an income statement (to be delivered at least annually) and such other financial and other information as and when the California Commissioner of Corporations may declare to be necessary as a condition to the Company's qualification of the Options and underlying Shares under the California Blue Sky Law.

          4.2 MINIMUM EXERCISE PRICE. At any time, if ever, after this Plan has been qualified under the California Blue Sky Law, no Option may be granted hereunder at a price which is less than 85% of the Fair Market Value of a Share (see Section 11) as of the Option grant date or at a price which is less than 110% of such Fair Market Value if the Optionee is a Ten Percent Shareholder (as defined in Section 8.1) on the Option grant date. See Section 8.1 for additional Option price restrictions which are applicable only to Incentive Stock Options, regardless of whether the Plan has been qualified under the California Blue Sky Law.

          4.3 Expiration of Options, Early Termination Upon Change in Status. No Option granted at any time after this Plan has been qualified under the California Blue Sky Law, if ever, may be exercised, in whole or in part, more than 10 years after its grant date (or more than five years after its grant date, if the Optionee is a Ten Percent Shareholder, as defined in Section 8.1, on the grant date). No Option may be exercised, in whole or in part, unless at all times beginning with the Option grant date and ending no more than three months before the exercise date, the Optionee has

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been a Service Provider (see Section 3.2). If such Service Provider status has terminated because of the Optionee's disability, however, such three month period shall be extended to one year, and if such disability is a "disability" as such term is defined in Section 22 (e) (3) of the Code, in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically convert to a Non-Incentive Stock Option on the day three months and one day following such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. See Sections 8.3 and 8.5 for additional Option exercise period restrictions which are applicable only to Incentive Stock Options, regardless of whether the Plan has been qualified under the California Blue Sky Law.

          4.4 NONTRANSFERABILITY OF OPTIONS. An Option shall, by its terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative.

          4.5 APPLICABILITY OF PLAN TO PREVIOUSLY GRANTED OPTIONS. To the extent consistent with the terms of the version of the Company's Stock Option Plan superseded by this Plan and related agreements under which the Previously Granted Options were issued, and without prejudice to any of the rights or interests of any person holding a Previously Granted Option, all Previously Granted Options shall be governed by this Plan. In no event, however, shall any provision of this Plan apply to any Previously Granted Option if such application would constitute a "modification, extension or renewal" of that Previously Granted Option within the meaning of I.R.C. Section 424(h), or otherwise constitute the granting of a new option under such Section or under any other law or regulation governing incentive stock options. Without limiting the preceding sentence, a "modification" of a Previously Granted Option (for the purposes of this Section 4.5) will be deemed to include any change in its terms which gives its holder additional benefits under the Option, including but not limited to a change which would (1) have the effect of converting the Previously Granted Option from a Non-Incentive Stock Option into an Incentive Stock Option (except to the extent permitted in I.R.C. Section 424(h) and regulations thereunder); or (2) provide more favorable payment terms upon exercise of the Previously Granted Option than are already provided in such Option (see Section
5).

     SECTION 5. PAYMENT FOR SHARES ACQUIRED UPON EXERCISE OF AN OPTION. Shares shall be fully paid for in cash upon an Option exercise, or by the cancellation of any indebtedness then owed by the Company to the Optionee which is due and payable at the time of exercise. If the Company is not then legally prohibited from acquiring its own equity securities, the Board may also permit payment to be made in whole or in part with shares of the same class of stock as that which is then subject to the Option. In that event, the shares so delivered shall be valued at their Fair Market Value (see Section 11) on the Option exercise date. The Company may assist any Optionee (including an Optionee who is a director or officer of the Company or any Subsidiary) in the payment of the Option exercise price, on such terms and at such rates of interest and with such security (if any) as the Board may authorize.

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     SECTION 6. ADJUSTMENTS IN NUMBER OF SHARES SUBJECT TO OPTIONS. If (a) the
outstanding Shares are increased or decreased, or (b) are changed into or exchanged for a different number and/or kind of shares or securities, as a result of one or more stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations or similar event, whether or not the Company is the surviving entity after such an event, then appropriate adjustments shall be made in the number and/or kind of shares or other securities for which Options may thereafter be granted and for which outstanding Options may thereafter be exercised, and in the per-share price of such shares or other securities. The aggregate exercise price for the unexercised portions of such Options shall not be changed by such adjustments.

         SECTION 7. EFFECT OF CORPORATE REORGANIZATIONS ON OPTIONS. Upon (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation of the Company which results in the outstanding Shares being changed into, or exchanged for, cash or property or securities of another entity; (c) a sale of substantially all the Company's property to, or the acquisition of more than 80% of the Company's outstanding voting stock by, another corporation or person; or (d) any other reorganization in which the Company is not the surviving entity, neither the Plan nor any outstanding Options shall terminate, except as provided in the following sentence. Such transaction shall provide for either (1) the continuance of the Plan and/or the assumption of all outstanding Options by a successor employer corporation or its Related Company; or (2) the substitution for all outstanding Options of options covering the stock of a successor employer corporation or its Related Company, with adjustments in the number, kind and prices of shares, and in other terms and conditions, as may be appropriate to ensure that such substituted options are substantially equivalent in value and other benefits to the outstanding Options for which they are substituted.

     SECTION 8. SPECIAL RESTRICTIONS WHICH APPLY ONLY TO INCENTIVE STOCK
OPTIONS.

          NOTE: The restrictions in this Section 8 apply only to Incentive Stock Options, unless they are expressly made applicable to a Non-Incentive Stock Option as well under other sections of this Plan or in the agreement or resolution under which that Non-Incentive Stock Option is granted. It is contemplated that no restrictions stated in this
          Section 8 shall be eliminated or changed if doing so would cause any Incentive Stock Option not to qualify as an "incentive stock option" under I. R. C. Section 422. Certain subsections of this Section 8 contain cross-references to other Sections of this Plan which set forth related restrictions applicable to Options generally.

          8.1 MINIMUM EXERCISE PRICE OF INCENTIVE STOCK OPTIONS. The per-Share exercise price for each Incentive Stock Option shall be at least 100% of a Share's Fair Market Value (as defined in Section 11) as of the Option grant date, or at least 110% of such Fair Market Value if the Optionee is a Ten Percent Shareholder on the Option grant date. Under this Plan, a Ten Percent Shareholder is a person who, on the Option grant date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Related Company. In determining whether a person is a Ten Percent Shareholder: (a) such person shall be deemed to own


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all stock owned, directly or indirectly, by the person's brothers and sisters
(whether by the whole or half blood), spouse, ancestors and lineal descendants;
(b) all stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries; and (c) such person shall be deemed to own all other stock which may be attributed to such person under any other existing or future ownership attribution rules applicable to such person. Nothing in this Section 8.1 is intended to make any Ten Percent Shareholder eligible to receive Options under this Plan at any time (if ever) during which this Plan excludes Ten Percent Shareholders from such eligibility (see Section 3 for Optionee eligibility requirements).

          8.2 NONTRANSFERABILITY OF INCENTIVE STOCK OPTIONS. An Incentive Stock Option shall, by its terms, be nontransferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative. See also Section 4.4.

          8.3 DEADLINE FOR EXERCISE OF INCENTIVE STOCK OPTIONS. No Incentive Stock Option may be exercised, in whole or in part, more than 10 years after its grant date, or more than five years after its grant date if the Optionee was a Ten Percent Shareholder (as defined in Section 8.1) on the Option grant date. See also Sections 4.3 and 8.5.

          8.4 DEADLINE FOR GRANT OF INCENTIVE STOCK OPTIONS. Incentive Stock Options may not be granted under this Plan more than 10 years after this Plan is approved by the Board or the shareholders (whichever approval occurs first). See also Section 1.

          8.5 CONTINUITY OF EMPLOYMENT FOR INCENTIVE STOCK OPTION EXERCISE. No Incentive Stock Option may be exercised, in whole or in part, unless at all times beginning with the Option grant date and ending no more than three months before the exercise date, the Optionee has been a Statutory Employee (see
Section 3.1). If such Statutory Employment has terminated because of the Optionee's Disability (as defined in Section 4.3), however, such three month period shall be extended to one year. See also Sections 4.3 and 8.3.

          8.6 $100,000 LIMITATION ON INCENTIVE STOCK OPTIONS. To the extent that the aggregate Fair Market Value (see Section 11) of Shares with respect to which Incentive Stock Options become exercisable for the first time by an Optionee during any calendar year (under this Plan and/or under any other stock option plans of the Company and any Related Companies) exceeds $100,000, such Options shall be treated as Non-Incentive Stock Options, even if the Options were designated as Incentive Stock Options when granted to the Optionee. In determining which (if any) of such Incentive Stock Options shall be treated as Non-Incentive Options under the preceding sentence, such Incentive Stock Options shall be taken into account in the order in which they were granted to the Optionee. For the purposes of this Section 8.6, the Fair Market Value of Shares subject to such Incentive Stock Options shall be determined as of the respective Incentive Stock Option grant dates. If the Optionee also holds Non-Incentive Stock Options which become exercisable for the first time during the calendar year in question, the Fair Market Value of the Shares subject to such Non-Incentive Stock Options shall not be counted toward the $100,000 ceiling described in the first sentence of this Section 8.6.


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          8.7  RESTRICTIONS ON CERTAIN AMENDMENTS AFFECTING INCENTIVE STOCK
OPTIONS. The Board may not amend, suspend or terminate this Plan without the approval of the Company's shareholders if doing so would (a) increase the maximum number of Shares for which Incentive Stock Options may be exercised; (b) extend the 10-year duration of this Plan for Incentive Stock Options; or (c) change the class of employees eligible to receive Incentive Stock Options.

          8.8 EFFECTIVE GRANT DATE OF CERTAIN INCENTIVE STOCK OPTIONS. Any Incentive Stock Option granted under this Plan prior to shareholder approval of this Plan (1) shall be deemed to have been granted subject to such shareholder approval, and shall be deemed to be a Non-Incentive Stock Option for all purposes if such shareholder approval has not been obtained within 12 months after this Plan has been approved by the Board; and (2) shall be deemed to have been granted on its grant date, not on the later date on which the shareholders approve this Plan. Any Incentive Stock Option granted under this Plan to a person who is not yet a Statutory Employee conditional on the commencement of such person's Statutory Employment shall be deemed to have been granted as of the date such Statutory Employment begins.

     SECTION 9. NO RIGHT TO EMPLOYMENT, NO RIGHTS IN SHARES BEFORE ISSUANCE. No Option grant under this Plan shall confer on the Optionee any right to Statutory Employment or other Service Provider status, nor to the continuation of any such status. An Optionee shall not be entitled to any rights or privileges of stock ownership until Shares have been issued and delivered to the Optionee as fully paid Shares upon an authorized exercise of an Option.

     SECTION 10. AMENDMENT OR TERMINATION OF THE PLAN. Subject to Section 8.7, the Board may amend, suspend or terminate this Plan, provided that no such action shall deprive an Optionee, without his or her consent, of any Option or of any rights under an Option.

     SECTION 11. DETERMINATION OF FAIR MARKET VALUE. Where relevant under this Plan or under any Option Agreement, the Fair Market Value of Shares or other property shall be conclusively determined as follows, without regard to any restriction on such Shares or other property (other than restrictions which, by their terms, will never lapse):

          11.1 On the basis of the closing Share price of that class on the day as of which such Fair Market Value is to be determined (or, if such day is not a trading day in the United States securities markets, on the nearest preceding trading day), as reported with respect to the market (or the composite of the markets, if more than one) in which such Shares are then traded; or

          11.2 If no such closing prices are reported, on the basis of the lowest independent offer quotation reported therefor for that day on NASDAQ; or

          11.3 If no such quotations are reported, on the basis of the most nearly comparable valuation method as determined by the Board, or by the Chairman of the Board of Directors, President or other officer of the Company who has been authorized by the Board to make such determinations. The person(s) making such determinations shall use such method or methods as are reasonable under the circumstances, and shall take into account all factors which such person(s) deem(s) it appropriate to consider under the circumstances. Such factors shall include


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predominantly (but not exclusively) the following factors: (a) if there are then reasonably comparable corporations in the same industry whose securities are being traded, the price at which such securities are being traded, subject to appropriate adjustments for dissimilarities between the Company and such other corporations; and (b) if there are no such reasonably comparable corporations whose securities are being traded, the Company's earnings history, book value and prospects in light of market conditions generally.

          11.4 Where the Fair Market Value of property other than Shares is relevant, it shall be determined by the Board, or by the President or other officer of the Company who has been authorized by the Board to make such determinations, according to such method or methods as are reasonable under the circumstances.

                       DATE OF ADOPTION BY BOARD OF DIRECTORS: December 15, 1992

                             DATE OF APPROVAL BY SHAREHOLDERS: February 18, 1993



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              RECORD OF STOCK OPTION PLAN APPROVALS AND AMENDMENTS

     BOARD                    SHAREHOLDER                              DESCRIPTION OF AMENDMENT(s)
 APPROVAL DATE                APPROVAL DATE
December 15, 1992            February 18, 1993          Plan was approved by Board of Directors and shareholders, on respective dates listed at left, to amend, restate and supersede
                                                        March 1, 1986 Stock Option Plan, as previously amended in June,
                                                        1990 and on September 23, 1991.

February 7, 2000             February 10, 2000          Plan was approved by Board of Directors and shareholders, on respective dates listed at left, to restore the number of shares subject to the plan to 3,300,000.




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